EXHIBIT 99.1

ANWORTH MORTGAGE ASSET CORPORATION

December 28, 2009

Dear Plan Participant:

As a participant in the 2008 Anworth Mortgage Asset Corporation Dividend Reinvestment and Stock Purchase Plan (the “2008 Plan”), I am writing to inform you of an upcoming change. Effective starting with our next Small Cash Purchase Investment Date in January 2010, the Small Cash Purchase Investment Date will be on the 26th of each month (or the following business day if the 26th falls on a weekend or holiday) instead of the 10th of each month. Any funds that are not received at least two (2) business days before the Small Cash Purchase Investment Date in any given month will be invested on the Small Cash Purchase Investment Date of the following month. Our Plan Administrator will hold such funds, without earning interest, until the Small Cash Purchase Investment Date of the following month.

On December 28, 2009, we filed a registration statement on Form S-3ASR (the “Registration Statement”) for a new Dividend Reinvestment and Stock Purchase Plan (the “New Plan”) with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement contains a prospectus for the New Plan, which you can access from our website (http://www.anworth.com) or the SEC’s website (http://www.sec.gov), and which sets forth all of the details of the New Plan. The New Plan is substantially identical to the 2008 Plan, with the exception of the change in the Small Cash Purchase Investment Date noted above. If you wish to review all of the details of the New Plan, please see the prospectus for the New Plan, which is contained in the Registration Statement.

If you have any questions, please contact our Director of Investor Relations, John Hillman, at (310) 255-4438, or via email at jhillman@anworth.com. Thank you.

Sincerely,

Thad M. Brown

Chief Financial Officer

1299 Ocean Avenue, Second Floor, Santa Monica, California 90401

(310) 255-4493 Fax (310) 434—0070